Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-212152) and Form S-8 (Nos. 333-183353, 333-168467, 333-160359, 333-144135, 333-103752, 333-64389, 333-212151, 333-188450, 333-168466, 333-151964, 333-123424, 333-120393, 333-78317, 333-216192, and 333-221805) of L3 Technologies, Inc. of our report dated February 22, 2018, except with respect to our opinion on the consolidated financial statements insofar as it relates to the change in the manner in which the Company accounts for pension costs discussed in Note 19, the change in composition of reportable segments discussed in Note 21, and the revision of certain condensed combined guarantor financial information discussed in Note 24, as to which the date is November 13, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
November 13, 2018